Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Chief Financial Officer (615) 665-1122

        AMERICAN HEALTHWAYS TO REPORT FOURTH QUARTER
EARNINGS AFTER MARKET CLOSE ON OCTOBER 11

NASHVILLE, Tenn. (October 4, 2005) – American Healthways, Inc. (NASDAQ: AMHC) today announced that results for the fourth quarter, which ended August 31, 2005, will be released after market close on Tuesday, October 11, 2005, followed the same day by an earnings conference call and live webcast scheduled for 5 p.m. ET.

The live broadcast of American Healthways’ quarterly conference call will be available online at www.americanhealthways.com/Investors/Investors.asp, as well as www.earnings.com. The online replay will be available at each location through October 18, 2005. A telephone replay of the call will also be available through October 18, 2005, at 719-457-0820, confirmation number 4242632.

American Healthways, Inc. is the nation’s leading and largest provider of disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of May 31, 2005, the Company had more than 1.6 million lives under management worldwide. For more information visit www.americanhealthways.com.